AMENDMENT TO PARTICIPATION AGREEMENT

The Fund Participation Agreement dated as of March 24, 1997 among Kansas City Life Insurance Company, Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc. and Dreyfus Life and Annuity Index Fund, Inc. (d/b/a Dreyfus Stock Index Fund) (the “Agreement”) is hereby amended as follows:

Exhibit A is amended to read in its entirety as follows:

“EXHIBIT A

List of Participating Funds

Dreyfus Stock Index Fund
Dreyfus Variable Investment Fund:
    Small Cap Portfolio
    Capital Appreciation Portfolio
The Dreyfus Socially Responsible Growth Fund, Inc.”

All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

Effective Date: February 25, 1999

KANSAS CITY LIFE INSURANCE COMPANY

By:  /s/ Richard L. Finn
Its:  SVP

DREYFUS LIFE AND ANNUITY INDEX FUND, INC. (d/b/a Dreyfus Stock Index Fund)

By:  /s/ Company
Its:  Vice President

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

By:  /s/ Company
Its:  Vice President

DREYFUS VARIABLE INVESTMENT FUND

By:  /s/ Company
Its:  Vice President